UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2018

BioTelemetry, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55039	46-2568498
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Cedar Hollow Road Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On November 1, 2018, the Board of Directors (the “Board”) of BioTelemetry, Inc. (the “Company”) appointed Dr. Stephan Rietiker to the Board, filling a Class III vacancy.  Dr. Rietiker has not been appointed to serve as a member of any Board committees.

Consistent with the other non-employee directors of the Board, Dr. Rietiker will receive an annual retainer of $55,000, payable, at his election, in cash or restricted stock units, and an annual grant of restricted stock units valued at $130,000. In each case, such amounts shall be prorated to reflect the date Dr. Rietiker's service began. Additionally, the Company expects Dr. Rietiker to enter into the Company’s standard indemnification agreement for its directors.

Prior to his appointment to the Board, Dr. Rietiker was employed by a subsidiary of the Company. Dr. Rietiker's employment ceased on October 31, 2018. At such time, Dr. Rietiker and LifeWatch GmbH entered into a Termination Agreement, which entitled Dr. Rietiker to a CHF 675,000 payment for notice and bonus pay, a CHF 9,000 payment for expenses, and a CHF 38,259 pension contribution. Prior to Dr. Rietiker's employment ceasing, he received an annual salary from LifeWatch GmbH of CHF 450,000 and an annual car allowance CHF 18,000 pursuant to his employment agreement.

A copy of the press release announcing Dr. Rietiker's appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Press release dated November 7, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

Dated: November 7, 2018	By:	/s/ Heather C. Getz

		Name:	Heather C. Getz
		Title:	Executive Vice President and Chief Financial Officer